EXHIBIT 10.3


                                 October 4, 1996




Mr. David Mason
Mr. Thomas Schelldorf
Hops Grill & Bar, Inc.

         RE:      LOAN COMMITMENT FOR HOPS GRILL & BAR, INC.
                  AND RELATED ENTITIES (COLLECTIVELY, "HOPS")

Gentlemen:

         Trans Financial Bank (the "Bank") hereby confirms its commitment to make a credit line available to the Borrower identified below of $20,000,000 (hereinafter "the Loan") for the following described purposes in accordance with and subject to the following general terms and conditions:

1. PURPOSE OF COMMITMENT: This commitment expresses the general terms and conditions under which the Bank will commit to make the Loan. The Bank will require the Borrower to enter into a definitive loan agreement before the Loan is made, with such additional terms and conditions as it may deem advisable. In addition, before the Loan is made, Borrower will be required to execute and deliver to the Bank a promissory note, loan agreement, guaranties, stock pledges and such other documents and security instruments as may be required by the Bank and are consistent with the terms hereof. The Loan shall be subject to the detailed terms and conditions set out in such loan agreement, instruments and documents, as well as the terms and conditions set out below.

2.  CONDITIONS TO COMMITMENT: This commitment assumes and is conditioned upon:
(i) the successful completion of an initial public offering in the approximate amount of $15,000,000 or more by Hops Grill & Bar, Inc. or an affiliate of Hops Grill & Bar, Inc., which affiliate has been approved by the Bank (the "Public Company"); (ii) the application of the net proceeds of the public offering to repay existing indebtedness of Hops to the Bank.

3.  BORROWER: The Borrower shall be Public Company.

4.  AMOUNT OF LOAN: $20,000,000.


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Mr. David Mason
Mr. Thomas Schelldorf
October 4, 1996


5. PURPOSE OF LOAN: The proceeds of the Loan shall be used solely to [1] repay the balance of loans from the Bank to Hops which remain after the application of the proceeds of the public offering, [2] to fund future development of additional Hops restaurants, and [3] for general working capital purposes.

6. FEE: The Bank shall receive a fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) at closing.

7. INTEREST RATE OPTIONS: At Borrower's periodic option as described in the Loan Agreement, either at New York Prime Rate or at LIBOR plus 250 basis points.

8. TERM OF LOAN: The Loan will mature on the last day of the twenty-fourth month after its closing.

9. REPAYMENT TERMS: Payments of interest due monthly and principal due at maturity.

10. LATE PENALTY: A late penalty of 5% of the required monthly payment amount shall be paid by the Borrower any time a required payment is not received by the Bank within ten days of its due date.

11. COLLATERAL: [1] The collateral for the Loan shall consist of the following:
[1] the personal guaranties of David L. Mason and Thomas A. Schelldorf (the "Guarantors"), which shall be secured by the pledge to the Bank of life insurance, in the amount of $2.0 million on the life of each of the Guarantors; [2] a pledge by the Borrower of all of the stock of the subsidiaries of the Borrower (which constitutes substantially all of the assets of the Borrower); [3] a negative pledge by the Borrower with respect to all of the existing assets previously financed by the Bank and refinanced by the proceeds of the public offering and the Loan and on all assets of any new Hops restaurants financed with the proceeds of the Loan; and [4] a prohibition on any other indebtedness of the Borrower without the consent of the Bank, except for normal trade credit and liabilities and an agreed-upon amount of minor equipment leases.

12. REPORTING REQUIREMENTS: Borrower shall provide Bank copies of all reports filed with the Securities and Exchange Commission ("SEC") simultaneously with filing such reports with the SEC as well as reports and certificates required by the Loan Agreement.


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Mr. David Mason
Mr. Thomas Schelldorf
October 4, 1996


13. CLOSING DATE: The Loan shall be closed on or before December 31, 1996; otherwise, this commitment and all obligations of Bank hereunder will terminate.

14. LOAN DOCUMENTATION: All documentation, including the loan agreement, note, guaranties and other security instruments will be prepared or reviewed by counsel selected by Bank and will be in form, content, and execution satisfactory to the Bank. Borrower shall pay Bank upon demand for all reasonable fees paid Bank's attorney.

15. EXPENSES: Borrower shall pay all taxes and assessments, and all recording fees, registration taxes, title insurance premiums and other charges of the title company, attorney's fees (excluding the fees of counsel for the Bank and appraisal fees) and all other expenses of the Bank in closing the Loan, whether or not the Loan contemplated hereunder is made, unless the Loan is not made because of the wrongful action of the Bank. This payment and reimbursement of the Bank's fees and expenses shall be in addition to the facilitate fee.

16. ASSIGNMENT BY BORROWER, TRANSFER OF TITLE AND OTHER LIENS: This Commitment may not be assigned by Borrower without the Bank's consent.

17. BANK NOT A JOINT VENTURE: Notwithstanding anything to the contrary herein contained, the Bank by making this Commitment or by any action taken pursuant hereto, shall not be deemed a partner or joint venturer with the Borrower, the Borrower shall not hold itself out as such, and the Borrower shall indemnify and hold Bank harmless from any and all damages resulting from such a construction of the parties and their relationship.

18. CLOSING DOCUMENTS: The Closing of the Loan shall occur on or before December 31, 1996. In addition to the loan documents mentioned above, Borrower shall deliver to the Bank all or any of the following documents, in form and substance satisfactory to the Bank and its counsel:

           [a] A favorable opinion of counsel for Borrower as to certain of the matters set forth in the Loan Agreement and the other loan documents; and

           [b] Such other documents, certificates and instruments as the Bank may reasonably request to establish the due organization, validity and enforceability of any loan document, or to establish the security for the benefit of the Bank as contemplated by this commitment.

19. EVENTS OF DEFAULT: The usual and customary terms, to be specified in the Loan Agreement.


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Mr. David Mason
Mr. Thomas Schelldorf
October 4, 1996

         This commitment to make the Loan shall expire and be void and of no effect if not accepted by delivery to the Bank on or before November 1, 1996, of this letter, executed by Borrower as set out below. This commitment and the agreement arising upon such acceptance shall be construed and governed in all respects in accordance with the laws of Kentucky.

         The Bank sincerely appreciates the opportunity to make this offer for the Loan. Please call should you have any questions concerning the above.

Very truly yours,

TRANS FINANCIAL BANK


By: /s/ TOMMY W. COLE
   -----------------------------

Title: EXECUTIVE VICE PRESIDENT
      --------------------------


HOP'S ACCEPTANCE: The undersigned has read the foregoing Commitment Letter, and hereby accepts the Bank's offer to make the Loan under the terms and conditions therein as of the 7TH day of OCTOBER, 1996.

HOPS GRILL & BAR, INC.


By: /s/ DAVID L. MASON
   -----------------------------

Title: CEO
      --------------------------


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